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EXHIBIT 99

FOR IMMEDIATE RELEASE



                    MAX & ERMA'S RESTAURANTS, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

COLUMBUS, OHIO (November 1, 2001). Max & Erma's Restaurants, Inc. (NASDAQ: MAXE) today announced that its Board of Directors has authorized a share repurchase program to permit the acquisition of up to 250,000 shares of the Company's common stock during the next 12 months. The purchases may be made from time to time on the open market or in privately negotiated transactions, depending upon market conditions. Purchases will be funded from cash flow from operations and the Company's existing credit facility.

Max & Erma's currently owns and operates 61 casual dining full-service restaurants in Akron, Columbus, Cleveland, Cincinnati, Dayton, Niles and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor and Grand Rapids, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia and Norfolk, Virginia. The Company also franchises nine restaurants in Cleveland, Columbus, Dayton and Sandusky, Ohio; the Ohio Turnpike; St. Louis, Missouri and Green Bay, Wisconsin. Three Company-owned Max & Erma's restaurants are under construction in Pittsburgh, Pennsylvania; Chicago, Illinois and Cleveland, Ohio. The Company's common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes "forward-looking" information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company's operations and forward-looking statements made in this communication.



                                             For Additional Information Contact:
                                             Max & Erma's Restaurants, Inc.
                                             William C. Niegsch, Jr.
                                             614/431-5800






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